Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the following Registration Statements: 1) Post-effective Amendment No. 1 (Form S-8 No. 333-12089) pertaining to the Glatfelter 401(k) Savings Plan for Hourly Employees; 2) Registration Statement (Form S-8 No. 333-26587) pertaining to the P. H. Glatfelter Company 401(k) Savings Plan; 3) Post-effective Amendment No. 1 (Form S-8 No. 333-26587) pertaining to the P. H. Glatfelter Company 401(k) Savings Plan; 4) Registration Statement (Form S-8 No. 333-217883) pertaining to the P.H. Glatfelter Company Amended and Restated Long-Term Incentive Plan; 5) Post-effective Amendment No. 1 (Form S-8 No. 333-264855) pertaining to the Glatfelter Corporation 2022 Long-Term Incentive Plan; 6) Post-effective Amendment No. 1 (Form S-8 No. 333-271720) pertaining to the Amended and Restated Glatfelter Corporation 2022 Long-Term Incentive Plan; 7) Registration Statement (Form S-8 No. 333-282991) pertaining to the Magnera Corporation 2024 Omnibus Incentive Plan; of our report dated December 23, 2024, with respect to the combined financial statements of Spinco included in this Current Report on Form 8-K/A of Magnera Corporation. /s/ Ernst & Young LLP Indianapolis, Indiana January 31, 2025